Exhibit 10.1

WARRANT EXERCISE AND OMNIBUS AMENDMENT AGREEMENT

This Warrant Exercise and Omnibus Amendment Agreement (this “Agreement”), dated as of August 3, 2020, is by and between Sonnet BioTherapeutics Holdings, Inc. a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”) of warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

WHEREAS, the Holder beneficially owns in the aggregate the number of Series A warrants to purchase Common Stock at a current exercise price of $5.3976 per share that are exercisable until April 16, 2025, as set forth on the Holder’s signature page hereto (the “Series A Warrants”) and the number of Series B warrants to purchase Common Stock at an exercise price of $0.0001 per share that are exercisable in accordance with the terms set forth in such warrants, as set forth on the Holder’s signature page hereto (the “Series B Warrants”).

WHEREAS, the Holder desires to exercise such Series A Warrants in the amounts set forth on the applicable signature pages hereto and, immediately prior to such exercise and in consideration of the Holder’s exercise of such Series A Warrants, the Company has agreed to (i) reduce the exercise price of such Series A Warrants in accordance with Section 2(b) of the Series A Warrants, (ii) issue the Holder, in addition to the shares of Common Stock to which such exercising Holder is entitled pursuant to the exercise of the Series A Warrants, Series C warrants in the form attached hereto as Exhibit A (the “Series C Warrants”) to purchase 3.4331 shares of Common Stock for each share of Common Stock issued upon such exercise of such Series A Warrants pursuant to this Agreement and (iii) amend the Series B Warrants in accordance with the terms of the Series B Warrants and certain other agreements between the Company and the Holder as set forth in this Agreement. The shares of Common Stock underlying the Series A Warrants are referred to herein as the “Warrant Shares”. The shares of Common Stock underlying the Series C Warrants are referred to herein as the “Series C Warrant Shares”.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Series C Warrants.

ARTICLE II

EXERCISE OF SERIES A WARRANTS

Section 2.1 Exercise of Warrants. (a) Subject to the conditions in Section 1(f) of the Series A Warrants, by executing this Agreement, the Company and the Holder hereby agree that the Holder shall be deemed to have exercised the number of Series A Warrants set forth on the signature page hereto at, in accordance with Section 2(b) of the Series A Warrants, a reduced exercise price per share of $3.19 (the “Reduced Exercise Price”), for aggregate cash proceeds to the Company in the amount set forth on the Holder’s signature page hereto, pursuant to the terms of the Series A Warrants. The Holder shall deliver the aggregate cash exercise price for such Series A Warrants to the bank account set forth on the Company’s signature page hereto within two Trading Days after the date hereof and the Company shall deliver the Warrant Shares to the Holder via the Depository Trust Company Deposit or Withdrawal at Custodian system pursuant to the terms of the Series A Warrants, but pursuant to DWAC instructions set forth on the Holder’s signature page hereto. The date of the closing of the exercise of the Series A Warrants shall be referred to as the “Closing Date”. Notwithstanding anything to the contrary contained herein, if the Holder has exercised all of its Series A Warrants on the Closing Date, the provisions of clauses (b) and (c) of this Section 2.1, and the last sentence of Section 2.2, shall not apply to the Holder.

(b) After the Closing Date, if and whenever the Holder, together with its Attribution Parties (as defined in Section 18(f) of the Series A Warrants), can exercise Series A Warrants for 600,000 Warrant Shares (the “Threshold Amount”) or more in compliance with the Beneficial Ownership Limitation, the Holder hereby covenants and agrees to promptly exercise for cash the Holder’s Attribution Party Pro Rata Percentage (as defined below) of such Threshold Amount of the Series A Warrants held by it by delivery of a Notice of Exercise pursuant to the terms and conditions of the applicable Series A Warrants, at the Reduced Exercise Price. The parties hereto further agree that the Holder may voluntarily exercise for cash, from time to time, the Series A Warrants pursuant to the terms and conditions of the applicable Series A Warrants at the Reduced Exercise Price, which exercises shall count toward the number of Series A Warrants that are required to be exercised to satisfy the Threshold Amount. As used herein “Attribution Party Pro Rata Percentage” means the percentage calculated by dividing (i) the total number of Series A Warrants held by the Holder, by (ii) the total number of Series A Warrants held by the Holder and its Attribution Parties.

(c) Until the date that no Series A Warrants are held by the Holder (the “Termination Date”), the Holder covenants and agrees (i) subject to the Section 3.1(c), not to purchase (including through the exercise of any other warrants to purchase Common Stock held by the Holder) any shares of Common Stock of the Company, other than pursuant to exercises of Series A Warrants and (ii) not to transfer any Series A Warrants other than to transferees who assume the obligations under this Agreement.

Section 2.2 Issuance of Series C Warrants. Within 3 Trading Days of the Closing Date, the Company shall deliver to the Holder Series C Warrants to purchase 3.4331 shares of Common Stock for each share of Common Stock that the Holder receives upon the exercise for cash provided in Section 2.1(a) above, having an initial exercise price per share equal to the Reduced Exercise Price. Within 3 Trading Days of any other exercise of Series A Warrants for cash, the Company shall deliver to the Holder Series C Warrants to purchase 3.4331 shares of Common Stock for each share of Common Stock that the Holder receives upon such exercise for cash, having an initial exercise price per share equal to the Reduced Exercise Price.

Section 2.3 Legends; Restricted Securities. (a) The Holder understands that the Series C Warrants and the shares of Common Stock underlying Series C Warrants are not, and may never be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(b) Certificates evidencing shares of Common Stock underlying the Series C Warrants shall not contain any legend (including the legend set forth in Section 2.3(a) hereof), (i) while a registration statement covering the resale of such Common Stock is effective under the Securities Act, (ii) following any sale of such Common Stock pursuant to Rule 144, (iii) if such Common Stock is eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Common Stock and without volume or manner-of-sale restrictions, (iv) if such Common Stock may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 as to such Common Stock, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”)). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date (as defined below) if required by the Company and/or the transfer agent, or if requested by the Holder, in connection with the removal of the legend hereunder, which opinion shall be in form and substance reasonably acceptable to the Holder. If such Common Stock may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144, if such Common Stock may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 as to such Common Stock, or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Common Stock shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section 2.3(b), it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the transfer agent of a certificate representing the Common Stock underlying the Series C Warrants issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 2.3(b). “Delegend Date” means the earliest of the date that (a) a registration statement with respect to the Common Stock has been declared effective by the Commission, (b) all of the Common Stock has been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the six (6) month anniversary of (I) the issuance date of the applicable Series C Warrant if a Series C Warrant is exercised pursuant to a cashless exercise or (II) the date of the related cash exercise of the Series C Warrants provided, in each case that the applicable holder of the Series C Warrants or the Common Stock, as the case may be, is not an Affiliate of the Company, the Company is in compliance with the current public information required under Rule 144 (“Current Public Information Requirement”) and all such Common Stock may be sold pursuant to Rule 144 or an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions; provided, further, however, that if the Company fails to comply with the Current Public Information Requirement at any time following the applicable six (6) month anniversary set forth above and prior to the date that is six (6) months thereafter, the Company shall promptly provide notice to the Holder and the Holder undertakes not to sell such Common Stock pursuant to Rule 144 until the Company notifies the Holder that it has regained compliance with the Current Public Information Requirement; and provided further, that if a delegending is in effect solely as the result of the effectiveness of a registration statement covering the resale of any Common Stock, the Holder undertakes not to sell any such Common Stock if the Holder is notified or otherwise becomes aware that such registration statement has been withdrawn or suspended, contains a material misstatement or omission or has become stale. The Holder agrees with the Company that the Holder will sell or transfer any Series C Warrants or shares of Common Stock underlying Series C Warrants pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing any such securities as set forth in this Section 2.3 or otherwise is predicated upon the Company’s reliance upon this understanding.

Section 2.4 Amendment to Series B Warrants. Effective as of the date hereof, the Company and the Holder agree that, in accordance with the terms of the Series B Warrants, the Series B Warrants held by the Holder are hereby amended as follows:

(a) Section 1(g) is amended and restated in its entirety to read as follows: “Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least 100% of the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding without regard to any limitation on exercise included herein (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that upon any exercise of this Warrant, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the Holder elects to void such attempted exercise, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable exercise, cash in an amount equal to the product of (i) the number of Warrant Shares that the Company is unable to deliver pursuant to this Section 1(g) and (ii) the highest Weighted Average Price during the period beginning on the date of such attempted exercise and the date that the Company makes the applicable cash payment.”

(b) In order to provide that there shall be no further resets of the number of shares underlying the Series B Warrants, Section 2(d) is deleted in its entirety.

(c) In order to fix the number of shares underlying the Series B Warrants, Section 18(aa) is amended and restated in its entirety to read as follows: “‘Maximum Eligibility Number’ means [_____]1 .”

Section 2.5 Registration. Following the Termination Date, the Company shall have the right to file one or more registration statements to register the Series C Warrant Shares for resale by the Holder.

Section 2.6 Prior Registration Rights Agreement. The Holder acknowledges and agrees that as of the date hereof, any and all requirements for the Company to file additional registration statements under that certain Registration Rights Agreement, dated February 7, 2020, among the Company, the Holder and the other parties thereto, are hereby terminated.

Section 2.7 Lock-Up and Reserve Amendments. The Securities Purchase Agreement, dated February 7, 2020, among the Company, the Holder and the other parties thereto, is hereby amended as follows:

(a) Section 5(l) is amended and restated to read as follows : “Intentionally omitted.”

(b) Section 5(n)(ii) is amended and restated to read as follows: “Intentionally omitted.”

(c) Section 5(t) is amended and restated to read as follows: “Intentionally omitted.”

Section 2.8 Filing of Form 8-K. Prior to 9:00 am ET on August 4, 2020, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to the Holder disclosing the material terms of the transactions contemplated hereby, which shall include this form of Agreement (the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.

1 Note to Draft: To be the Holder’s pro rata share of 4,532,526 (2,284,800 plus the aggregate Series B Warrants as of April 16, 2020). For the avoidance of doubt, as already provided in Section 1(a) of the Series B Warrant, the number of shares that the Holder may exercise is net of all previous Series B Warrant exercises.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

(c) Registration Statement. The Warrant Shares are registered for issuance on a Form S-3 Registration Statement (the “Registration Statement”) and the Company knows of no reasons why such registration statement shall not remain available for the issuance of such Warrant Shares for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for the issuance of the Warrant Shares underlying the Series A Warrants until all Series A Warrants are exercised. During any time in which the Company is unable to keep the Registration Statement effective and available despite its commercially reasonable efforts, notwithstanding anything to the contrary contained in this Agreement, the Holder shall not be required to exercise any remaining Series A Warrants under this Agreement and the Holder shall not be restricted by the provisions of clause (i) of Section 2.1(c) above.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(e) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and any other information that will be public after the issuance of the 8-K Filing, the Company confirms that neither it nor any other Person acting on its behalf has provided any of Holder or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including but not limited to the disclosure set forth in the SEC Reports, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act, including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

(f) Issuance of Securities. The issuance of the Series C Warrants and amendments to the Series A and Series B Warrants are duly authorized and, upon issuance in accordance with the terms of this Agreement, the Series C Warrants and additional Series B Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof. As of the Closing Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds (i) the maximum number of Series C Warrant Shares issuable upon exercise of the Series C Warrants (without taking into account any limitations on the exercise of the Series C Warrants set forth therein) and (ii) the maximum number of shares (the “Series B Warrant Shares”) of Common Stock issuable upon exercise of the Series B Warrants (without taking into account any limitations on the exercise of the Series B Warrants set forth therein). Upon exercise of the Series C Warrants and Series B Warrants in accordance with the Series C Warrants and Series B Warrants, respectively, the Series C Warrant Shares and Series B Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 3.2 of this Agreement, the offer and issuance by the Company of the Series C Warrants and Series B Warrants is exempt from registration under the 1933 Act.

(g) No General Solicitation. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Series C Warrants and Series B Warrants.

(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Series C Warrants, Series B Warrants or the shares of Common Stock underlying the Series C Warrants and Series B Warrants (collectively, the “Securities”) under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

(i) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Holder a copy of any disclosures provided thereunder.

(j) Issued and Outstanding Shares. As of the date hereof, the Company has issued and outstanding 11,424,039 shares of Common Stock.

Section 3.2 Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement.

(a) Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

(b) No Conflicts. The Holder represents and warrants that the execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

(c) Access to Information. The Holder acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Series A Warrants and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Holder acknowledges and agrees that neither Chardan Capital Markets, LLC (the “Advisor”) nor any Affiliate of the Advisor has provided the Holder with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Advisor nor any Affiliate has made or makes any representation as to the Company or the quality of the securities issued and issuable hereunder and the Advisor and any Affiliate may have acquired non-public information with respect to the Company which the Holder agrees need not be provided to it. In connection with the issuance of the securities hereunder to the Holder, neither the Advisor nor any of its Affiliates has acted as a financial advisor or fiduciary to the Holder.

(d) Holder Status. The Holder represents and warrants that is an “accredited investor” as defined in Rule 501 under the Securities Act.

(e) Knowledge. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

ARTICLE IV

MISCELLANEOUS

Section 4.1 [Intentionally Omitted].

Section 4.2 Subsequent Equity Sales.

(a) From the date hereof until the earlier of (i) 90 days after the Closing Date and (ii) the Trading Day following the date that the Common Stock’s Weighted Average Price exceeds $8.00 (subject to adjustment for forward and reverse stock splits and the like) for a period of 5 consecutive Trading Days (the “Trigger Date”), neither the Company nor any Subsidiaries thereof shall, directly or indirectly, file any registration statement or any amendment or supplement thereto, or cause any registration statement to be declared effective by the Commission, or grant any registration rights to any Person that can be exercised prior to such time as set forth above, other than pursuant to the terms of Section 2.5 hereof. From the date hereof until the Trigger Date, the Company shall not, (1) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for the Company’s Common Stock or Common Stock Equivalents (as defined below), including, without limitation, any rights, warrants or options to subscribe for or purchase the Company’s Common Stock or directly or indirectly convertible into or exchangeable or exercisable for the Company’s Common Stock at a price which varies or may vary with the market price of the Company’s Common Stock , including by way of one or more reset(s) to any fixed price (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), (2) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or “at-the-market” offering, whereby the Company may issue securities at a future determined price or (3) be party to any solicitations, negotiations or discussions with regard to the foregoing. As used herein “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(b) Until the date that is one (1) year following the Closing Date, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction other than, on or after the date that is six (6) months following the Closing Date, with respect to (i) the Common Stock Purchase Agreement dated August 6, 2019 between the Company GEM Global Yield Fund LLC SCS, as amended, provided that such Common Stock Purchase Agreement is not amended, modified or changed on or after the date hereof and (ii) an “at-the-market” offering. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of the Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Holder shall be entitled to obtain injunctive relief against Company or any Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages for an actual breach of this Section 4.2(b).

(c) Notwithstanding the foregoing, this Section 4.2 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any share or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.2(a) and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Section 4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made by email to the email address of the Holder set forth on Holders’ signature page.

Section 4.4 Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Series C Warrants. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.5 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to Section 10 of the Series C Warrants.

Section 4.8 Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.9 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.10 Fees and Expenses. Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrant Shares.

Section 4.11 Equal Treatment of Series C Warrant Holders. No consideration (including any modification of this Agreement or the Series C Warrants) shall be offered or paid to any holder of Series C Warrants to amend or consent to a waiver or modification of any provision of this Agreement or the Series C Warrants unless the same consideration is also offered to all of the holders of the Series C Warrants. For clarification purposes, this provision constitutes a separate right granted to each holder of Series C Warrants by the Company and negotiated separately by each holder of the Series C Warrants, and is intended for the Company to treat the holders of Series C Warrants as a class and shall not in any way be construed as the holders of Series C Warrants acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(remainder of page intentionally left blank; signature page follows)

IN WITNESS WHEREOF, the undersigned have executed this Warrant Exercise Agreement as of the date first written above.

COMPANY:
SONNET BIOTHERAPEUTICS HOLDINGS, INC.

By:
Name:
Title:

Bank Account and Wire Instructions

[insert]

[HOLDER SIGNATURE PAGES TO SONNET BIOTHERAPEUTICS HOLDINGS, INC.

WARRANT EXERCISE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Holder:

Number of Series A Warrants held:
Number of Series B Warrants held:
Number of Series A Warrants deemed exercised:

Aggregate Exercise Price of Series A Warrants deemed exercised:
Warrant Shares underlying Series A Warrants deemed exercised:

Instructions for Warrant Shares to be issued upon initial exercise of Series A Warrants:

Number of Series C Warrants to be issued to Holder upon deemed exercise:

Address for Delivery of Series C Warrants for Holder:

Exhibit A

Series C Warrant